UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 21, 2025
Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Glacier Point, Suite A San Rafael California		94901
(Address of Principal Executive Offices)		(Zip Code)

(510) 984-1761
Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

As previously disclosed, on May 16, 2025, at the annual meeting of the stockholders of Ekso Bionics Holdings, Inc. (the “Company”), the stockholders of the Company approved a reverse stock split of the Company’s issued and outstanding capital stock (the “Reverse Stock Split”), with a split ratio in the range of 1-for-5 and 1-for-15. The Company’s Board of Directors previously approved the Reverse Stock Split at a ratio of 1-for-15 to become effective at 12:01 a.m. PT on May 27, 2025. The Company’s Board of Directors determined to change such effective time to June 2, 2025 at 12:01 a.m. PT. The common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “EKSO”, is expected to begin trading on a split-adjusted basis on June 2, 2025 and have a new CUSIP number of 282644 400.

As a result of the Reverse Stock Split, every fifteen (15) shares of the Company’s issued and outstanding common stock will be automatically combined and changed into one (1) share of the common stock. No fractional shares will be issued in connection with the Reverse Stock Split, with any fractional shares resulting from the Reverse Stock Split will be rounded up to the next whole share. The Reverse Stock Split will affect all issued and outstanding shares of common stock, as well as the Company’s then-outstanding restricted stock units, common stock underlying stock options and warrants. Immediately following the Reverse Stock Split, the Company expects to have approximately 2.4 million shares of common stock outstanding.

The primary purpose of the Reverse Stock Split is to increase the price of it’s the Company’s common stock. As previously reported, the Company received written notice on December 12, 2024 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), informing the Company that it had failed to meet the minimum bid price requirement of the Nasdaq listing rules for The Nasdaq Capital Market.

The information set forth in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the disclosure under the heading “Proposal Two - Reverse Stock Split Proposal” in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 10, 2025 and is incorporated herein by reference.

On May 21, 2025, the Company issued a press release announcing the new effective time for the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit	Description
99.1	Press Release dated May 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.
By:	/s/ Jerome Wong
Name:	Jerome Wong
Title:	Chief Financial Officer

Dated:	May 21, 2025